Exhibit 5.1

May [●], 2023

Modern Mining Technology Corp.

1055 West Georgia Street, 1500 Royal Centre

Vancouver, BC, V6E 4N7

Dear Sirs/Mesdames:

Re: Modern Mining Technology Corp. — Registration Statement on Form F-1

We have acted as Canadian counsel to Modern Mining Technology Corp., a corporation organized under the laws of the Province of British Columbia, Canada (the “Corporation”), in connection with the Corporation’s filing of a Registration Statement on Form F-1 (File No. [●]) (the “Registration Statement”) filed by the Corporation under the U.S. Securities Act of 1933 (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) relating to the initial public offering (the “Offering”) by the Corporation of up to 2,000,000 common shares, without par value, of the Corporation (including the up to [●] common shares that the underwriters have the option to purchase to cover any over-allotments) (such common shares generally the “Common Shares” and the Common Shares being issued pursuant to the Offering specifically, the “Offered Shares”) pursuant to an underwriting agreement to be entered into on or prior to the closing date of the Offering (the “Underwriting Agreement”) between the Corporation and ThinkEquity LLC, as representative, and the other several underwriters to be named therein.

A. Documents Reviewed and Relied Upon

As Canadian counsel to the Corporation, we have participated in the preparation of and examined original executed or electronically delivered copies, which have been certified or otherwise identified to our satisfaction, of:

1.	the Registration Statement; and

2.	resolutions of an officer of the Corporation approving the Offering, and authorizing and approving the issuance of the Offered Shares (the “Authorizing Resolutions”).

We have also made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of such certificates of public officials and of such other certificates, documents and records as we considered necessary or relevant for purposes of the opinions expressed below, including:

1.	a certificate of good standing (the “Certificate of Good Standing”) dated [●], 2023 in respect of the Corporation; and

2.	a certificate of certain officers of the Corporation dated the date hereof, as to certain factual matters and certifying the constating documents of the Corporation and resolutions of the board of directors of the Corporation passed in connection with the Offering (the “Officer’s Certificate”).

As to various questions of fact material to the opinions provided herein, we have relied upon the Officer’s Certificate.

B. Laws Addressed

We are qualified to practice law in the Province of Ontario and our opinion herein is restricted to the laws of the Province of Ontario and the federal laws of Canada applicable therein. By virtue of the National Mobility Agreement, the Law Society Act (Ontario), the Legal Profession Act (British Columbia) and the rules of the Law Society of British Columbia, we are also entitled to provide the below opinion as it relates to laws of the Province of British Columbia. Other than indicated above, we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Provinces of Ontario and British Columbia and the laws of Canada applicable therein in effect on the date hereof.

C. Assumptions

For the purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

1.	with respect to all documents examined by us, the genuineness of all signatures, the authenticity, completeness and accuracy of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, conformed, telecopied, PDF or photocopied copies of originals and the legal capacity of individuals signing any documents;

2.	the completeness, accuracy and currency of the indices and filing systems maintained at the public offices where we have searched or made relevant inquiries and of other documents and certificates supplied by public officials;

3.	the Officer’s Certificate continues to be accurate on the date hereof;

4.	the minute books and corporate records of the Corporation made available to us are the original minute books and records of the Corporation and contain all of the articles and constating documents of the Corporation and any amendments thereto and all of the respective minutes, or copies thereof, of all proceedings of the shareholders and directors;

5.	at the time of offer, issuance and sale of any Offered Shares, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect;

6.	the Offered Shares will be delivered against payment of valid consideration therefor and in accordance with the terms of the Authorizing Resolutions authorizing such sale and the Underwriting Agreement and as contemplated by the Registration Statement; and

7.	that if any obligation under any document is required to be performed in a jurisdiction outside of the Province of British Columbia, the performance of that obligation will not be illegal under the laws of that jurisdiction.

D. Reliance

For the purposes of expressing the opinions set forth herein, in connection with certain factual matters pertaining to this opinion, we have relied exclusively and without independent investigation upon the Officer’s Certificate.

In giving the opinion expressed in paragraph 1 below as it pertains to the Corporation being an existing corporation under the laws of the Province of British Columbia, we have relied solely on the Certificate of Good Standing, which we have assumed continues to be accurate as of the date hereof.

E. Opinions

Based upon and relying on the foregoing and the qualifications hereinafter expressed, we are of the opinion that:

1.	The Corporation is an existing corporation under the Business Corporations Act (British Columbia) and has not been dissolved.

2.	The Offered Shares have been authorized for issuance and when issued in accordance with the terms of the Underwriting Agreement and the Authorizing Resolutions will be validly issued, fully paid and non-assessable Common Shares in the capital of the Corporation.

3.	The statements concerning tax matters set forth in the Registration Statement under the subheading “Material Canadian Federal Income Tax Considerations” under the heading “Material Tax Considerations” insofar as they purport to describe the provisions of the laws referred to therein represent our opinion with respect to the matters discussed therein subject to the qualifications, assumptions and limitations set out under such heading.

F. Qualifications

Whenever our opinion refers to securities of the Corporation, whether issued or to be issued, as being “fully-paid and non-assessable”, such phrase means that the holders of such securities will not, after the issuance to them of such securities, be liable to pay further amounts to the Corporation in respect of the issue price payable for such securities, and no opinion is expressed as to the adequacy of any consideration received by the Corporation therefor.

For greater certainty, a specific assumption, limitation or qualification in this opinion is not to be interpreted to restrict the generality of any other assumption, limitation or qualification expressed in general terms in this opinion that includes the subject matter of the specific assumption, limitation or qualification.

We hereby consent to the reference to us under the heading “Legal Matters” and under the subheading “Material Canadian Federal Income Tax Considerations” under the heading “Material Tax Considerations” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinions are given as at the date hereof and as of the effective date of the Registration Statement, and we disclaim any obligation or undertaking to advise any person of any change in law or fact that may come to our attention after the effective date of the Registration Statement. Our opinions do not take into account any proposed rules, policies or legislative changes that may come into force following the date hereof.

Yours truly,

Aird & Berlis LLP

3